UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2019

Delmar Bancorp

(Exact name of registrant as specified in its charter)

Maryland	033-21202	52-1559535
(State or other jurisdiction	(Commission file number)	(IRS Employer
of incorporation)		Number)

2245 Northwood Drive, Salisbury, Maryland 21801

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:  (410) 548-1100

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered under Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01.                                        Completion of Acquisition or Disposition of Assets

On November 15, 2019, at 11:59 p.m. (the “Effective Time”), Delmar Bancorp (“Delmar” or the “Company”) and Virginia Partners Bank (“Partners”) completed their previously announced share exchange (the “Share Exchange”). The Share Exchange was consummated pursuant to the Agreement and Plan of Share Exchange (the “Agreement”) between Delmar and Partners, dated December 13, 2018, as amended, pursuant to which Partners became a wholly-owned subsidiary of Delmar.

As a result of the Share Exchange, each share of common stock, par value $5.00, of Partners was converted into and exchanged for 1.7179 shares of common stock, $0.01 par value, of Delmar (“Delmar common stock”) (the “Share Exchange”), resulting in the issuance of approximately 7,790,987 shares of Delmar common stock for outstanding shares of Partners common stock (including shares issued upon exercise, on the first business day following effectiveness of the Share Exchange, of a warrant to acquire 773,055 shares of Delmar common stock for an aggregate exercise price of approximately $5.7 million, as converted to reflect the Share Exchange), subject to adjustment for the elimination of fractional shares. Additionally, options to acquire 149,200 shares of Partners common stock at a weighted average exercise price of $10.52 per share have been converted into options to acquire approximately 256,310 shares of Delmar common stock, at a weighted average exercise price of $6.12 per share. Each share of Delmar common stock outstanding immediately prior to the Share Exchange remains outstanding and is unaffected by the Share Exchange.

This description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, which is incorporated herein by reference to Exhibit 2.1 to this report. A copy of the news release announcing the completion of the Share Exchange is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 5.02                                           Departure of Directors or Certain Executive Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment and Departure of Directors of the Company. In accordance with the Agreement, as of the Effective Time, four members of the board of directors of Partners, named in the table below, were appointed as members of the board of directors of Delmar, in the class of directors having a term expiring in the year set forth opposite their names.  Each of the newly appointed directors will be subject to election by the shareholders at the next annual meeting of shareholders of Delmar, expected to be held in December 2019. The directors are expected to serve on the committees of the Board of Directors of Delmar set forth opposite their names.

Name	Class	Committee Memberships
Mona D. Albertine	2021	Audit Committee; Risk Committee (Chair)
Lloyd B. Harrison, III	2020	n/a
John A. Janney	2020	Audit Committee; Compensation Committee (Chair)
George P. Snead	2019	Governance & Nominating Committee; Risk Committee

Other than the terms of the Agreement, there are no arrangements or understandings between any of the newly appointed directors and any other person pursuant to which he or she was selected as director and there are no material transactions between any of the newly appointed directors and the Company, other than an aggregate of approximately $2.0 million in deposits and $5.7 million in loans between the directors and their related parties and Partners (each as of September 30, 2019).  All of such transactions have been on substantially the same terms, including interest rates, maturities and collateral requirements, as those prevailing at the time for comparable transactions with non-affiliated persons and did not involve more than the normal risk of collectability or present other unfavorable features.

Additionally, as of the Effective Time of the share exchange, and in accordance with the provisions of the Agreement, the resignations of Laura Deeley Bren, David C. Doane, Heidi J. A. Gilmore, Henry H. Hanna, III, Joseph A. Maressa, Jr. and Edward M. Thomas as members of the Board of Directors of Delmar were accepted.  None of Ms. Bren, Mr. Doane, Ms. Gilmore, Mr. Hanna, Mr. Maressa or Mr. Thomas resigned as a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.  Each of the resigning directors continues to serve as a director of the Company’s wholly-owned subsidiary, The Bank of Delmarva (“Delmarva”).

As of the Effective Time, certain changes in the Company’s executive officers, and certain agreements with the Company’s executive officers as described below, became effective.

•                  Lloyd B. Harrison was appointed as Chief Executive Officer of Delmar, in addition to continuing to serve as President and Chief Executive Officer of Partners.  As of the Effective Time, the termination agreement relating to Mr. Harrison’s pre-existing employment agreement with Partners became effective, resulting in Mr. Harrison becoming entitled to receive payment of a $500,000 transaction bonus.  Additionally, as of the Effective Time, Mr. Harrison’s new employment agreement with Delmar and Partners became effective. Under the new employment agreement, Mr. Harrison will serve as Chief Executive Officer of Delmar and the President and Chief Executive Officer of Partners. Subject to election requirements, Mr. Harrison will also serve as a director of the board of directors of Delmar and Partners. On December 31, 2021, or such earlier date as Delmar’s board of directors may determine, or the management succession date, Mr. Harrison will depart the position of Chief Executive Officer of Delmar, and serve only as President and Chief Executive Officer of Partners. Mr. Breda would become President and Chief Executive Officer of Delmar at the management succession date. At December 31, 2021, Mr. Harrison may elect to continue as President and Chief Executive Officer of Partners, or he may elect to retire, although his compensation and benefits would continue through December 31, 2022. The employment has an initial term of three years and will be automatically renewed for successive one year periods, unless a party decides not to renew the agreement and provides notice thereof 60 days prior to the applicable renewal period or the agreement is terminated in accordance with its terms. Mr. Harrison will receive a base salary of $275,000 per year, increasing ten percent on January 1, 2020 and January 1, 2021, with further increases being subject to the discretion of the board of directors with the recommendation of the compensation committee. Partners will also provide benefits to Mr. Harrison, such as five weeks of vacation, use of a company car, life insurance, retirement plans, reimbursement for certain club expenses, reimbursement of legal and tax fees up to $7,500 in connection with the negotiation of the employment agreement, and all other benefits that Partners provides from time to time to its senior executives. Mr. Harrison will be entitled to bonus incentive payments as approved by the board of directors and equity awards as approved by the board of directors or compensation committee. These stock awards vest upon a change in control event, as defined in the employment agreement. In connection with a change in control, Mr. Harrison will be paid three (3) times his salary over 36 months and one times the average bonus. Mr. Harrison will also be provided with benefits during such 36-month period.

Mr. Harrison’s employment agreement shall automatically terminate upon the death or “Disability,” as defined in the employment agreement, of Mr. Harrison. Delmar or Partners may terminate the employment agreement immediately for “Cause,” as defined in the employment agreement, and may terminate the employment agreement without Cause upon providing 60 days prior notice. Additionally, Delmar or Partners may terminate the employment agreement for regulatory purposes, which means the employment agreement needs to be revised as a result of applicable statute, rule, regulation order, agreement or understanding promulgated by any bank regulatory agency and the parties cannot agree on the changes necessary to bring the employment agreement in compliance. Mr. Harrison may terminate the employment agreement with “Good Reason,” as defined in the employment agreement, and may terminate the employment agreement without Good Reason upon providing 60 days prior written notice. Additionally, Mr. Harrison may terminate the employment agreement within one year after the management succession date. In connection with a termination without Cause or for Good Reason, Mr. Harrison will be paid his salary for the longer of 12 months or the remainder of the then-current term, and continue to receive health insurance. Mr. Harrison will receive the same benefits for a one year period if he terminates his employment within one year after the management succession date.

Mr. Harrison’s employment agreement contains non-compete, non-solicitation, non-interference, return of documents, and confidentiality provisions. The terms of the employment agreement are contingent upon the execution of a general waiver and release of prior claims. Additionally, Mr. Harrison agrees to devote his full business time and attention to his duties, and may not perform services for or obtain a financial or ownership interest in any other entity without the consent or approval of the board of directors.

•                  John W. Breda, previously President and Chief Executive Officer of the Company, became Chief Operating Officer of Delmar.  Mr. Breda continues to serve as President and Chief Executive Officer of Delmarva.  At the Effective Time,. Mr. Breda’s termination agreement relating to his former employment agreement with Delmar and Delmarva became effective, resulting in Mr. Breda becoming entitled to receive payment of a $1,048,000 transaction bonus, and transfer of an automobile to Mr. Breda for nominal consideration. Additionally, at the Effective Time, Mr. Breda’s new employment agreement with Delmar and Delmarva became effective.  Under the new employment agreement, Mr. Breda will be the Chief Operating Officer of Delmar and the President and Chief Executive Officer of Delmarva. Subject to election requirements, Mr. Breda will also serve as a member of the board of directors of Delmar and Delmarva. The employment has an initial term of three years and will be automatically renewed for successive one year periods, unless a party decides not to renew the agreement and provides notice thereof 60 days prior to the applicable renewal period or the agreement is terminated in accordance with its terms. Mr. Breda will receive a base salary of $275,000 per year, increasing ten percent on January 1, 2020 and January 1, 2021, with further increases being subject to the discretion of the board of directors with the recommendation of the compensation committee. Mr. Breda will also receive benefits, such as five weeks of vacation, a car allowance, life insurance, retirement plans, reimbursement for certain club expenses, reimbursement of legal and tax fees up to $7,500 in connection with the negotiation of the employment agreement, and all other benefits that Delmarva or Delmar provides from time to time to its senior executives. Mr. Breda will be entitled to bonus incentive payments as approved by the board of directors and equity awards as approved by the board of directors or compensation committee. These stock awards vest upon a change in control event, as defined in the employment agreement. Also in connection with a change in control, Mr. Breda will be paid three times his salary over 36 months and one times the average bonus. Mr. Breda will also be provided with benefits during such 36-month period.

Mr. Breda’s employment agreement shall automatically terminate upon the death or “Disability,” as defined in the employment agreement, of Mr. Breda. Delmar or Delmarva may terminate the employment agreement immediately for “Cause,” as defined in the employment agreement, and may terminate the employment agreement without Cause upon providing 60 days prior notice. Additionally, Delmar or Partners may terminate the employment agreement in the event of certain regulatory events, as set forth in the employment agreement. Mr. Breda may terminate the employment agreement with “Good Reason,” as defined in the employment agreement, and may terminate the employment agreement without Good Reason upon providing 60 days prior written notice. In connection with a termination without Cause or for Good Reason, Mr. Breda will be paid his salary for the longer of 12 months or the remainder of the then-current term, and continue to receive health insurance.

The employment agreement also contains non-compete, non-solicitation, non-interference, and confidentiality provisions.

•                  As of the Effective Time, J. Adam Sothen was appointed Chief Financial Officer of the Company.  Mr. Sothen will continue to serve under his existing employment agreement with Partners.

•                  As of the Effective Time, Elizabeth Eicher Holland, formerly Chief Financial Officer of Delmar and Delmarva, was appointed Chief Accounting Officer of the Company, and will continue to serve as Chief Financial Officer of Delmarva. Ms. Holland will continue to serve under her existing employment agreement with Delmar and Delmarva.

Item 9.01                                           Financial Statements and Exhibits

(a)                                 Financial Statements of Business Acquired.    The financial statements required by this item will be filed by amendment to this Current Report on Form 8-K no later than 71 calendar days after the date on which this report is required to be filed.

(b)                                 Pro Forma Financial Information.     The pro forma financial information required by this item will be filed by amendment to this Current Report on Form 8-K no later than 71 calendar days after the date on which this report is required to be filed.

(d)  Exhibits.

Number	Description
2.1	Agreement and Plan of Share Exchange, dated as of December 31, 2018, between Delmar Bancorp and Virginia Partners Bank (1)
10.1	Termination Agreement, dated as of December 13, 2018, among Lloyd B. Harrison, III and Virginia Partners Bank (2)

Number	Description
10.2	Employment Agreement, dated as of December 13, 2018, among Lloyd B. Harrison, III, Delmar Bancorp and Virginia Partners Bank (3)
10.3	Termination Agreement, dated as of December 13, 2018, among John W. Breda, Delmar Bancorp and The Bank of Delmarva (4)
10.4	Employment Agreement, dated as of December 13, 2018, among John W. Breda, Delmar Bancorp and The Bank of Delmarva (5)
10.5	Employment Agreement dated as of December 1, 2018 between J. Adam Sothen and Virginia Partners Bank (7)
10.6	Employment Agreement dated as of March 24, 2019 between Elizabeth Eicher and The Bank of Delmarva (6)
99.1	Press Release dated November 16, 2019

(1)         Incorporated by reference to Exhibit 2.1 to the Company’s Registration Statement on Form S-4 (File No. 333-230599).

(2)         Incorporated by reference to Exhibit 10.5 to the Company’s Registration Statement on Form S-4 (File No. 333-230599).

(3)         Incorporated by reference to Exhibit 10.6 to the Company’s Registration Statement on Form S-4 (File No. 333-230599).

(4)         Incorporated by reference to Exhibit 10.3 to the Company’s Registration Statement on Form S-4 (File No. 333-230599).

(5)         Incorporated by reference to Exhibit 10.4 to the Company’s Registration Statement on Form S-4 (File No. 333-230599).

(6)         Incorporated by reference to Exhibit 10.11 to the Company’s Registration Statement on Form S-4 (File No. 333-230599).

(7)         Incorporated by reference to Exhibit 10.12 to the Company’s Registration Statement on Form S-4 (File No. 333-230599).

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELMAR BANCORP

	By:	/s/ Lloyd B. Harrison, III
	Name:	Lloyd B. Harrison, III
	Title:	Chief Executive Officer

Dated: November 18, 2019